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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:  John F. Hornbostel, Jr., Esq.
          SAF T LOK INCORPORATED
          Telephone (724) 981-3159
          Facsimile (724) 983-4070

          SAF T LOK INCORPORATED FILES CHAPTER 7 BANKRUPTCY PETITION

Sharon, Pennsylvania May 22, 2002- SAF T LOK INCORPORATED (OTCBB  trading symbol
LOCK), www.saf-t-lok.com, announced the filing today of Petition for Bankruptcy
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under Chapter 7 of the Bankruptcy Code with the United States Bankruptcy Court,
Western District of Pennsylvania, Erie Division.    STL Incorporated is the
manufacturer of the Saf T Lok(R) hand gun safety locks.

Certain information and comments contained in this press release may be forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Factors set forth in the Company's Annual Report on Form 10-KSB, its subsequent Form 10-QSB filings together with other factors that appear in this press release or in the Company's other Securities and Exchange Commission filings could affect the Company's actual results and could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company, in this press release.


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